UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 3, 2010

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2010, the Compensation and Nominating Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Celadon Group, Inc., a Delaware corporation (the "Company"), awarded fiscal 2010 bonuses to certain executive officers.  The Company had not previously adopted a cash bonus plan for fiscal 2010 given the economic uncertainties that existed through the first three quarters of fiscal 2010.  The Compensation Committee approved discretionary bonuses following consideration of the fiscal 2009 cash bonus plan, including the discretionary component of such plan, certain internal management accomplishments, the Company's improving performance throughout fiscal 2010, and how that performance compared with others in the industry.  The Compensation Committee reviewed and approved bonuses in amounts consistent with the discretionary portion of the fiscal 2009 bonus plan as follows:

Name and Position	Fiscal 2010 Cash Bonus

Stephen Russell, Chairman and CEO	$75,000

Paul Will, Vice Chairman, Executive Vice President, CFO, Treasurer, and Assistant Secretary	$50,000

Chris Hines, President and COO	$40,000

Jonathan Russell, Executive Vice President of Logistics	$35,000

Kenneth Core, Vice President and Secretary	$15,000

       The Compensation Committee also determined that any future cash bonuses will be pursuant to a plan that has performance-based features similar to the Company's prior cash bonus plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: August 9, 2010	By:	/s/ Stephen Russell
Stephen Russell
Chairman and Chief Executive Officer